EXHIBIT 10.14

          LOAN AGREEMENT entered into as of July 26, 2004, between DICK CLARK (“Lender”), and NUVIM, INC. (“Borrower”).

W I T N E S S E T H

          WHEREAS, Borrower is the exclusive distributor of the “NuVim” drink supplement and the exclusive licensee of the “NuVim” trademark; and

          Borrower wishes to borrow, and Lender agrees to lend, an amount up to One Million ($1,000,000) Dollars, under the conditions set forth herein.

          NOW, THEREFORE, in consideration of the foregoing and the mutual promises contained herein and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto covenant and agree as follows:

ARTICLE I

DEFINITIONAL PROVISIONS

          Section 1.01.     Definitions.  The following terms shall have the following meanings herein:

          “Acceleration” shall include any acceleration of payment or requirement of prepayment of any Debt, or any Debt’s becoming due and payable prior to stated maturity.

          “Agreement” means this Loan Agreement, as it may be amended, supplemented, restated or otherwise modified.

          “Borrower” means NuVim, Inc.

          “Business Day” means any day of the year other than Saturday, Sunday, public holidays or days on which banks are not required or authorized to be closed in New York City.

          “Closing Date” means the respective dates upon which the First, Second, Third and Fourth Disbursements are made.

          “Collateral” means all of the personal property of Borrower required to be pledged to Lender pursuant to the Collateral Security Documents.  Excluded from Collateral are the assets of the Distribution Company, as defined herein.

          “Collateral Security Documents” means the Security Agreement and such financing statements or other similar documents as Lender shall request with respect to its Lien and security interest in the Collateral.

          “Default” means any Event of Default and any event or circumstance which, with the lapse of time or the giving of notice, or both, could become an Event of Default.

          “Event of Default” has the meaning assigned to such term in Section 6.01.

          “Lender” means Dick Clark.

          “Lien” means, with respect to any asset, (a) any mortgage, lien, pledge, charge, security interest, encumbrance or preference, priority or other security or preferential arrangement of any kind or nature in respect of such asset, (b) the interest of a vendor or lessor under any conditional sale agreement, financing lease or other title retention agreement relating to such asset or (c) the filing of any financing statement under the UCC or comparable law.

          “Loan” has the meaning assigned to such term in Section 2.01(a).

          “Note” has the meaning assigned to such term in Section 2.02.

          “Related Documents” means, collectively, this Agreement, the Notes, the Services Agreement, the Collateral Security Documents and any other agreement or instrument entered or issued hereunder or thereunder.

          “Security Agreement” means that certain Security Agreement, substantially in the form of Exhibit A hereto, to be entered into between Lender and Borrower as of the date hereof.

           “Services Agreement” means the Services Agreement pursuant to which Clark renders services to Borrower as spokesperson.

          “Transfer” shall include any negotiation, assignment, participation, grant of a security interest, delegation or any other Transfer of a complete or partial interest or obligation.

          “UCC” means the Uniform Commercial Code (as amended from time to time) of any state which is applicable to the granting, attachment, perfection, priority or enforcement of a security interest in, and the rights of a secured party to, the Collateral or any portion thereof.

          Section 1.02.     Computation of Time Periods.  Unless otherwise provided, in the computation of periods of time from a specified date to a later specified date herein, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding.”

          Section 1.03.     Construction; Captions.  In this Agreement, the singular includes the plural, the plural, the singular, and the word “or” is used in the inclusive sense.  The captions and headings in this Agreement are for reference only and shall not modify the text or any provisions thereof.

ARTICLE II

DESCRIPTION OF CREDIT

          Section 2.01.     Loans.

                    (a)            Loan Disbursements.

                                     (i)             At the Initial Closing, Lender shall make Borrower a loan in the amount of One Hundred Fifty Thousand ($150,000) Dollars (the “Initial Disbursement”).

                                     (ii)            At the Second Closing, Lender shall provide Borrower with a loan of $350,000 (the “Second Disbursement”);

                                     (iii)           At the Third Closing, Lender shall provide Borrower with a Loan of $250,000 (the “Third Disbursement”);

                                     (iv)           At the Fourth Closing, Lender shall provide Borrower with a Loan of $250,000 (the “Fourth Disbursement”; and together with the First Disbursement, Second Disbursement and Third Disbursement, to the extent made at any time, the “Loan”).

                    (b)            The Loan shall be payable shall be due and payable upon the earliest to occur of: (a) January 1, 2005; (b) the consummation of an initial public offering of the stock of Borrower (an “IPO”); (c) an affirmative determination by Borrower not to pursue an IPO; (d) a sale of all or substantially all of the assets of Borrower; (e) a sale, lease, transfer or other disposition of Borrower’s stock; or (f) the merger or consolidation of Borrower (“Maturity Date”, each of (a), (b), (c), (d), (e) and (f), a “Maturity Event”).  After the occurrence of a Maturity Event, Lender shall have no obligation to make loans of additional Disbursements, even if the conditions described for the respective Disbursements are met.

          Section 2.02.     The Note.  The Loan shall be evidenced by Promissory Notes in favor of Lender in the form of Exhibit B hereto (each a “Note” and collective the “Notes”).  The Notes and all of Borrower’s obligations under the Agreement and the Related Documents shall be secured by the Security Agreement.

          Section 2.03.     Interest Rate.

                    (a)           Interest on the Loan shall be calculated and shall accrue on the outstanding and unpaid principal amount of the Loan for the period from and including the respective Closing Dates to but excluding the Loan Maturity Date at an interest rate equal to ten (10%) percent.

                    (b)           If an Event of Default shall exist, interest shall accrue on the outstanding principal amount of the Loan and any other amount payable by Borrower hereunder, under any Note or under any other Related Document (including the amount of any interest due thereon) at the rate of fifteen (15%) percent, to the fullest extent permitted by law from and including such due date to but excluding the date such amount is paid in full.

                    (c)           Interest on the Loan shall be calculated on the basis of a year of 360 days for the actual number of days elapsed.

          Section 2.04.     Purpose.  Borrower shall use the Loan proceeds for the following purposes:  not less than $500,000 for advertising of Borrower’s products; $200,000 to Stolle Milk Biologics, Inc. (“SMBI”), in exchange for the assignment to Borrower of the NuVim trademark (which payments to SMBI shall be made as follows: $50,000 out of the Second Disbursement, $50,0000 out of the Third Disbursement, and $100,000 out of the Fourth

Disbursement); $75,000 for payment of current legal fees to Borrower’s IPO counsel, Wickersham & Murphy.  The remainder of the Loan proceeds after the above expenses have been satisfied shall be used for current operating expenses of Borrower, and shall not be used for the payment of outstanding debts to Borrower’s prior counsel in excess of $60,000 without Lender’s prior written consent.  Borrower shall provide Lender on a weekly basis with updated cash flow statements indicating the use of proceeds.

ARTICLE III

CONDITIONS PRECEDENT

          Section 3.01.     Conditions Precedent to Initial Disbursement.  The obligations of Lender to make the First Disbursement are subject to the satisfaction of the following conditions precedent:

                    (a)            Note.  Lender shall have received the Note duly executed by Borrower payable to its order and otherwise complying with the provisions of this Agreement.

                    (b)            Security Agreement. Lender shall have received the Security Agreement duly executed by Borrower together with (i) copies of the financing statements duly filed under the UCC of each jurisdiction necessary or, in the reasonable opinion of Lender, desirable to perfect the Liens created by the Collateral Security Documents; (ii) copies of the termination statements to be filed under the UCC necessary to terminate the Liens of other Persons (other than Permitted Liens) in and to the Collateral purported to be covered by the Security Agreement; and (iii) copies of searches identifying all of the financing statements on file with respect to Borrower in all jurisdictions referred to under clause (i) of this Section 3.01(b).

                    (c)            Subordination.  Lender shall have received Subordination Agreement from all debt holders of Borrower, which are Spencer Trask, Spencer Trask Specialty Group LLC, Wachovia Bank, and those certain holders of demand notes from Borrower, substantially in the form attached hereto as Exhibit C.

                    (d)            Opinion. Lender shall have received the legal opinion of counsel to Borrower, in substantially the form of Exhibit D and as to such other matters as Lender may reasonably request.

                    (e)            Certificate of Borrower. The following statements shall be true and Lender shall have received a certificate of Borrower, dated the Closing Date, stating that: (A) the representations and warranties contained in Article IV are true and correct on such date as though made on and as of such date (provided that any representations and warranties which speak to a specific date shall remain true and correct as of such specific date), (B) all agreements and conditions required to be performed and complied with by such date have been performed and complied with and (C) no Default or Event of Default has occurred and is continuing, or would occur as a result of the making of the Loan, or performance of such other obligation, of Lender.

                    (f)            Establishment of Distribution Company.  Borrower shall have formed NuVim Powder LLC (“Powder”), which formation documents shall reflect an ownership interest by Lender of 12.5%, an ownership interest by Stanley Moger of 12.5%, and an ownership interest of Tony Tiano of 24%, and shall have assigned to Powder such of Borrower’s rights under the Amended and Restated License Agreement, dated as of May 1, 2004, and such other rights as may be necessary for Powder to conduct its business as the exclusive distributor of the NuVim product in powdered form.

                    (g)            Amendment of Dick Clark Services Agreement.  Borrower shall amend Lender’s Services Agreement with Borrower, to acknowledge the outstanding fee of $175,000, which amount shall be increased to $245,000, in consideration of Lender’s forbearance until a Maturity Event.

                    (h)            Organization Documents; Incumbency. Lender shall have received

                                     (i)             copies of the certificate of incorporation of Borrower, and all amendments thereto, certified as of a recent date by the Secretary of State of the State of Delaware;

                                     (ii)            the certificate of said Secretary of State as to the due incorporation, valid corporate existence, good standing and charter documents on file of Borrower, as of a recent date;

                                     (iii)           the certificate of the Secretary of Borrower, dated the Closing Date, certifying (A) that attached thereto is a true and complete copy of the certificate of incorporation and by-laws of Borrower, as in effect on the date of such certification, (B) that such certificate of incorporation has not been amended since the date of the last amendment thereto indicated on the certificate of the Secretary of State furnished pursuant to clause (i) above, (C) that such by-laws are complete and correct as of the date of such certification, and (D) attached thereto are resolutions of the Board of Directors of Borrower authorizing the execution, delivery and performance by Borrower of the Related Documents, and certifying that such resolutions have not been modified, rescinded or amended and are in full force and effect on the date of such certification.

                    (i)            Consents/Waivers.  Lender shall have received such consents or acknowledgments, with respect to the transactions hereunder, from Borrower and such other Persons as Lender may determine to be necessary or appropriate, including without limitation the consent of SMBI to the grant of the security interest under the Security Agreement and the agreement of SMBI to waive defaults of Borrower under any agreements pledged there under.

                    (j)            Other Documents.  Lender shall have received such other approvals, opinions, instruments, certificates and other documents as Lender shall have reasonably requested.

          Section 3.02.     Conditions Precedent to Second Disbursement.  The obligations of Lender to make the Second Disbursement are subject to the satisfaction of the following conditions precedent:

                    (a)            Note.  Lender shall have received a Note duly executed by Borrower payable to its order with respect to the Second Disbursement and otherwise complying with the provisions of this Agreement.

                    (b)            Opinion. Lender shall have received the legal opinion of counsel to Borrower, in substantially the form of Exhibit D-2 and as to such other matters as Lender may request.

                    (c)            Amendment of Services Agreement.  Borrower shall further amend Lender’s Services Agreement to provide for the payment to Lender of services fees through January 2006 with a value of $650,000, plus the issuance to Lender of 30,000 shares in Borrower, in a form reasonably acceptable to Lender.

                    (d)            Wal-Mart Order.  Borrower shall have received a valid purchase order from Wal-Mart, whereby Wal-Mart orders NuVim product for distribution through a Wal-Mart warehouse in Northern Florida (the “Florida Warehouse”), which warehouse supplies products to approximately 40 Wal-Mart stores in Northern Florida.

                    (e)            Restructure.  Borrower shall have received the written agreement of Borrower’s shareholders to restructure its capitalization whereby (i) Borrower will have no outstanding equity securities, other than one million two hundred thousand (1,200,000) shares of Common Stock, approximately 20 percent of which will be owned by current senior management, and (ii) pro forma financials, including all debt and other equity conversions, will result in a negative net worth of no more than $1,500,000 for the period ended 12/31/03.

                    (f)            Warrant.  Borrower shall have issued to Lender a warrant exercisable for such number of shares that would bring the equity holdings of Lender in Borrower to a total of 9.9% of the total fully-diluted issued and outstanding capital of Borrower immediately following the consummation of an IPO.

                    (g)            Waiver/Consent.  Borrower shall have obtained the written consent of shareholders of Borrower necessary to amend Borrower’s Shareholders Agreement or otherwise to waive or eliminate any pre-emptive rights and anti-dilution provisions.

                    (h)            Certificate of Borrower. The following statements shall be true and Lender shall have received a certificate of Borrower, dated the Closing Date, stating that: (A) the representations and warranties contained in Article IV are true and correct on such date as though made on and as of such date (provided that any representations and warranties which speak to a specific date shall remain true and correct as of such specific date), (B) all agreements and conditions required to be performed and complied with by such date have been performed and complied with (including without limitation those to Lender, SMBI and Wal-Mart), and (C) no Default or Event of Default has occurred and is continuing.

                    (i)            Other Documents.  Lender shall have received such other approvals, opinions, instruments, certificates and other documents as Lender shall have reasonably requested.

          Section 3.03.     Conditions Precedent to Third Disbursement.  The obligations of Lender to make the Third Disbursement are subject to the satisfaction of the following conditions precedent:

                    (a)            Note.  Lender shall have received a Note duly executed by Borrower payable to its order with respect to the Third Disbursement and otherwise complying with the provisions of this Agreement.

                    (b)            Wal-Mart.  Borrower shall have provided Lender with satisfactory proof that Wal-Mart is continuing to order Borrower’s products for the Florida Warehouse.  In addition, Borrower shall have received a valid purchase order from Wal-Mart, whereby Wal-Mart orders additional Borrower products to be supplied to two additional Wal-Mart warehouses, which warehouses supply products to approximately 100 but to not less than 80 Wal-Mart stores.

                    (c)            Certificate of Borrower. The following statements shall be true and Lender shall have received a certificate of Borrower, dated the Closing Date, stating that: (A) the representations and warranties contained in Article IV are true and correct on such date as though made on and as of such date (provided that any representations and warranties which speak to a specific date shall remain true and correct as of such specific date), (B) all agreements and conditions required to be performed and complied with by such date have been performed and complied with (including without limitation those to Lender, SMBI and to Wal-Mart), and (C) no Default or Event of Default has occurred and is continuing.

                    (d)            Other Documents.  Lender shall have received such other approvals, opinions, instruments, certificates and other documents as Lender shall have reasonably requested.

          Section 3.04.     Conditions Precedent to Fourth Disbursement.  The obligations of Lender to make the Fourth Disbursement are subject to the satisfaction of such conditions precedent as Clark, in his sole discretion, shall determine, but including:

                    (a)            Note.  Lender shall have received a Note duly executed by Borrower payable to its order with respect to the Fourth Disbursement and otherwise complying with the provisions of this Agreement.

                    (b)            Certificate of Borrower. The following statements shall be true and Lender shall have received a certificate of Borrower, dated the Closing Date, stating that: (A) the representations and warranties contained in Article IV are true and correct on such date as though made on and as of such date (provided that any representations and warranties which speak to a specific date shall remain true and correct as of such specific date), (B) all agreements and conditions required to be performed and complied with by such date have been performed and complied with (including without limitation those to Lender, SMBI and Wal-Mart), and (C) no Default or Event of Default has occurred and is continuing.

                    (c)            Other Documents.  Lender shall have received such other approvals, opinions, instruments, certificates and other documents as Lender shall have requested in its sole discretion.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF BORROWER

          Section 4.01.     Representations and Warranties of Borrower.  Borrower hereby represents and warrants to Lender as of the date hereof as follows:

                    (a)            Borrower is a corporation duly organized and validly existing under the laws of the State of Delaware and is duly qualified to do business and is in good standing in each jurisdiction where the conduct of its business or the ownership or operation of its properties or assets requires such qualification.

                    (b)            Each Related Document is, or when executed and delivered by Borrower and the other parties thereto will be, a legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

                    (c)            The execution, delivery and performance by Borrower of this Agreement and the other Related Documents are within Borrower’s corporate power and have been duly authorized by all necessary corporation action and do not and will not (i) result in a breach of or constitute a default under any indenture, loan or credit agreement, or any other agreement, lease or instrument to which Borrower is a party or by which Borrower may be bound or affected or (ii) result in the creation or imposition of any Lien (other than the Lien of the Related Documents) in any asset of Borrower.

                    (d)            No litigation or administrative proceeding of or before any court or governmental body or agency is now pending, nor, to the knowledge of Borrower, is any such litigation or proceeding now threatened, against Borrower, which, if adversely determined, would have a material adverse effect on the financial condition, business or operations of Borrower, nor, to the best of Borrower’s knowledge, is there a valid basis for the initiation of any such litigation or proceeding.

                    (e)            Except as disclosed in Schedule 4.01(e) and except with respect to Permitted Liens, Borrower has legal title to its assets, subject to no mortgage, security interest, pledge, Lien, charge, encumbrance or title retention or other security agreement or arrangement of any nature whatsoever.  The lien on any Collateral securing the Loan is a valid first lien in favor of Lender, superior to the claims, rights and interests of all other creditors of Borrower.

                    (f)            Borrower is not in default beyond any applicable notice and grace periods, in the payment or performance of any of its obligations for the payment of money or under the material terms of any lease, franchise, indenture, mortgage, deed of trust, material agreement or other instrument to which it is a party or by which it may be bound, including any agreements with SMBI.

                    (g)            All of the financial statements of Borrower, including the notes relating thereto, have been prepared in accordance with past practices consistently applied through the period involved.  Such financial statements and related notes are correct and complete in all material respects and fairly present the consolidated financial position and results of operations and changes in financial position of Borrower as of the respective dates thereof and for the period indicated and disclose all material liabilities of Borrower as of the respective dates thereof.  Since the dates of such financial statements there has been no material adverse change in the financial condition of Borrower.

                    (h)            The representations and warranties of Borrower in each of the other Related Documents are true, complete and correct in all material respects, and Borrower hereby confirms each such representation and warranty as being true, complete and correct in all material respects with the same effect as if set forth in its entirety herein.

ARTICLE V

COVENANTS OF BORROWER

          Section 5.01.     Affirmative Covenants.  Borrower covenants and agrees that from and after the date of execution hereof and as long as the Loan shall be outstanding hereunder or Borrower shall have any obligation to Lender hereunder or pursuant hereto (the “Loan Term”), Borrower shall comply with each of the following obligations:

                    (a)            Due Payment.  Borrower shall duly and punctually pay the principal and interest of the Loan and any other amounts due under this Agreement, the Note or any other Related Document.

                    (b)            Borrower Financial Statements.  Throughout the Loan Term, Borrower shall deliver or cause to be delivered to Lender monthly financial statements with respect to Borrower not later than 15 days after the end of each month.  All such financial statements shall be in a format approved by Lender in its sole discretion and prepared by a certified public accountant reasonably acceptable to Lender.  Each financial statement shall be certified as true, complete and correct by its preparer and by Borrower.

                    (c)            Notice of Lawsuits.  Borrower will promptly notify Lender in writing of any lawsuits, actions or other legal proceedings brought against Borrower involving claims in excess of $100,000.

                    (d)            Obligations.  Borrower shall pay and discharge, in the ordinary course of business, all of its material obligations and liabilities (including, without limitation, tax liabilities and other governmental charges), except where the same may be contested in good faith by appropriate proceedings and except as maybe otherwise provided herein.

                    (e)            Maintenance of Existence.  Borrower shall maintain its legal existence as a corporation and all rights and franchises necessary to continue its business and to comply with all laws and regulations and agreements applicable to it, its property and operations, the non-compliance with which could materially adversely affect its business or financial condition, and maintain the properties used or useful in its business in good working order and condition.

                    (f)            Insurance.  Borrower shall remain insured by financially sound and reputable insurers against loss or damage by fire, extended coverage and explosion in amounts sufficient to prevent Borrower from becoming a co-insurer and not in any event less than for full replacement value, and maintain with financially sound and reputable insurers, or state or other governmentally operated insurance funds, comprehensive general liability insurance against other hazards and risks and liability to persons and property to the extent and in amounts deemed acceptable by Lender.

                    (g)            Records.  Borrower shall keep accurate records and books of account in which full, accurate and correct entries will be made of all dealings or transactions in relation to their respective businesses and affairs in accordance with past practices consistently applied.

                    (h)            Compliance with Laws.  Borrower agrees that it shall comply with all applicable foreign and United States governmental laws, rules, regulations, orders and other requirements, including without limitation those arising under or relating to international agreements, relating to the transactions in connection with the Related Documents, and shall furnish such documentation and certificates regarding compliance with governmental requirements as Lender may at any time require.

                    (i)            Performance of Covenants.  Borrower hereby agrees to perform all covenants contained in each of the Collateral Security Documents with the same effect as if set forth in its entirety herein.

                    (j)            Security Interests.  (i) Borrower shall at all times maintain the Liens and security interests provided for in the Collateral Security Documents as valid and perfected liens and security interests in the Collateral.  Borrower shall not pledge, sell, assign, transfer, create or suffer to exist any security interest or other lien or encumbrance in any part of the Collateral, except as will exist in favor of Lender pursuant to this Agreement or as otherwise permitted by Lender.  Borrower agrees to defend the same against any and all persons whatsoever.

          Section 5.02.     Negative Covenants.  Borrower covenants and agrees that from the Closing Date until the end of the Loan Term, Borrower shall not, without Lender’s prior written consent in each instance:

                    (a)            Merger and Sale of Assets.  From the Closing Date until the end of the Loan Term, cause or permit Borrower to merge or consolidate with any other Person, or sell, lease or otherwise transfer Borrower’s assets except for transfers of assets other than real property (or interests therein) in the ordinary course of business as currently conducted, other than the establishment of the Distribution Company.

                    (b)            Liens.  From the Closing Date until the end of the Loan Term, create, assume, incur or suffer to exist, any Lien of any nature (except for Permitted Liens) upon or with respect to any Collateral other than pursuant to the Collateral Security Documents.

                    (c)            No Transfer.  From the Closing Date until the end of the Loan Term, directly or indirectly, sell, lease (other than through occupancy leases), assign, transfer or otherwise dispose of any of the Collateral or any part thereof or any interest therein without in each instance the prior written consent of Lender.

                    (d)            Nature of Business.  Make any material change in the nature or scope of its business, other than the establishment of the Distribution Company.

ARTICLE VI

EVENTS OF DEFAULT

          Section 6.01.     Events of Default.  Each of the following shall be events of default (“Events of Default”) hereunder:

                    (a)            Borrower shall fail to pay any amounts due hereunder or under any Note when due (whether by maturity, acceleration or otherwise);

                    (b)            Any representation, warranty or opinion made or given in this Agreement or in any certificate, opinion, financial or other statement delivered pursuant to or in connection with this Agreement or by Borrower in any Collateral Security Document shall have been untrue, false or misleading in any material respect on the date as of which made;

                    (c)            Borrower shall fail in the observance or performance of any of the covenants and agreements contained in ARTICLE V of this Agreement or any covenant or agreement contained in any of the Collateral Security Documents, and the continuance of the same for thirty (30) days after receipt by Borrower of notice of such default from the Lender;

                    (d)            There shall occur (i) the commencement of any proceeding by or against Borrower under the United States Bankruptcy Code (or any successor statute); (ii) the commencement of any proceeding by or against Borrower under any other bankruptcy law or under any reorganization, insolvency, arrangement, adjustment, composition, relief, receivership, liquidation, dissolution or moratorium law; (iii) the appointment of, or the commencement of any proceeding seeking the appointment of, a trustee, receiver or similar official for Borrower; (iv) the making by Borrower of an assignment for the benefit of creditors; (v) any action taken by Borrower to authorize any of the actions set forth in any of clauses (i)-(iv) of this Section 6.01(e); (vi) the issuance of any warrant, process, order of attachment, garnishment or other lien or levy and/or the filing of a lien as a result thereof against any material portion of any property of Borrower; (vii) the commencement of any proceeding under, or the use of any of the provisions of, any law relating to the enforcement of judgments of any jurisdiction by any judgment creditor against any material portion of any property of Borrower or the issuance of any material injunction against Borrower;

                    (e)            The entry of any judgments in excess of $100,000 or any attachments or other levy brought against Borrower, if the same remains unpaid, unappealed, undischarged, unbonded, unstayed or undismissed, for a period of 30 days;

                    (f)            Borrower shall default beyond applicable notice and grace periods, if any, in the payment of any principal of or premium (if any) or interest on any of its indebtedness for borrowed money or with respect to the performance or observance of any material terms of any material instrument pursuant to which any such indebtedness was created or of the material terms under any mortgage, indenture or other agreement relating thereto, and such default shall continue for more than the period of grace, if any, specified therein and shall not have been waived pursuant thereto;

                    (g)            Borrower shall have received a notice of default under the License Agreement or Supply Agreement;

                    (h)            This Agreement, the Note or any other Related Document shall, at any time after their respective execution and delivery and for any reason, cease to be in full force and effect or shall be declared to be null and void, or the validity or enforceability thereof shall be contested by Borrower shall deny that he or it has any or further liability or obligation under this Agreement, the Note, or any other Related Document;

                    (i)            There shall occur any material adverse change in the condition, affairs or operations (financial or otherwise) of Borrower, determined in the sole discretion of Lender, including, but not limited to, (i) any default by Borrower under any contract with Wal-Mart or SMBI, (ii) the insolvency of Borrower however evidenced, (iv) the suspension of the business of Borrower, (v) or (ix) any loss, nonrenewal or invalidity of any Obligor’s material license, permit, franchise, patent, copyright, trademark or the like;

                    (j)            There shall occur a change of control of Borrower, a merger or consolidation involving the Borrower, any sale or other transfer of substantially all of the assets of Borrower, or any change in the nature of Borrower’s business.

                    (k)            Any of the Collateral shall be sold, transferred, conveyed or encumbered in any way (other than by Liens disclosed to Lender prior to the date hereof or except as permitted hereunder) without the prior written consent of Lender.

          Section 6.02.     Remedies.  If any Event of Default shall occur and be continuing, Lender, at its sole option may, by notice to Borrower, declare the outstanding principal of the Note, all interest thereon and all other amounts payable under this Agreement, the Note and the other Related Documents to be forthwith due and payable, whereupon the Note and all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrower; provided that, in the case of an Event of Default referred to in Section 6.01(e), the Note, all interest thereon and all other amounts payable under this Agreement, the Note and the other Related Documents shall be immediately due and payable without notice, presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by Borrower.

          Section 6.03.     Remedies Cumulative.  All remedies set forth in this Agreement and the other Related Documents, or provided at law or in equity, are cumulative.

          Section 6.04.     Application of Proceeds.  All monies received by Lender from the exercise of remedies hereunder or under any other Related Documents or under any applicable law, shall, unless otherwise required by the terms of the Related Documents or by applicable law, be applied as follows:

                    (a)            First:  to the payment of all expenses (to the extent not paid by Borrower) incurred by Lender in connection with the exercise of such rights and remedies; and

                    (b)            Second:  to payment in full of the amounts due under this Agreement, the Note, the Related Documents and the Collateral Security Documents, first, to payment of interest and second, to repayment of the outstanding principal amount.

ARTICLE VII

MISCELLANEOUS

          Section 7.01.     Amendments and Waivers; Remedies Cumulative.  Except as otherwise expressly provided in this Agreement or in any other Related Document, any provision of this Agreement or any other Related Document may be amended or modified by an instrument in writing signed by each of Borrower and Lender and any provision of this Agreement or any other Related Document may be waived by Lender.  No failure on the part of Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof or preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          Section 7.02.     Expenses.  Each party shall bear its respective all out-of-pocket costs, expenses and charges (including, without limitation, reasonable fees and charges of (i) legal counsel for Lender and (ii) filing and recording fees) in connection with the preparation of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement or any other Related Document, and any other documents prepared in connection herewith or therewith; provided that Borrower shall pay all filing and recording fees.

          Section 7.03.     Indemnification.  Borrower shall reimburse Lender for all out-of-pocket costs expenses and charges (including, without limitation, fees and charges of legal counsel for Lender) in connection with the enforcement or preservation of any rights or remedies following an Event of Default (including, without limitation, in connection with any restructuring or insolvency or bankruptcy proceeding).  Borrower agrees to indemnify Lender and his agents from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or out-of-pocket expenses incurred by any of them arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) arising out of or relating to this Agreement or any other Related Document or to any actual or proposed use by Borrower of the proceeds of the Loan or to the performance or enforcement of this Agreement or the other Related Documents, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings.

          Section 7.04.     Survival.  The obligations of the Borrower under Section 7.03 shall survive the repayment of the Loan.

          Section 7.05.     Assignment.  This Agreement shall be binding upon, and shall inure to the benefit of, Borrower, Lender and their respective successors and assigns, except that Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of Lender.  Without limiting the generality of the foregoing, Lender may assign or transfer all or any portion of its rights and obligations under any Related Document to any other Person, and such other Person shall thereupon become vested with all of the rights and obligations in respect thereof granted to Lender herein or otherwise.

          Section 7.06.     Notices.  Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(a)	if to Lender, to:

Dick Clark
c/o Dick Clark Productions
3003 West Olive Avenue
Burbank, CA 91505
Telecopy: (818) 238-4166
Telephone: (818) 841-3003

with a copy to:

Pavia & Harcourt LLP
600 Madison Avenue
New York, New York 10022
Attention: Jordan E. Ringel, Esq.
Telecopy: (212) 980-3185
Telephone: (212) 980-3500

(b)	if to Borrower, to:

NuVim, Inc.
12 Route 17 North
Paramus, New Jersey 07652
Attention: Rick Kundrat
Telecopy: (201) 556-1012
Telephone: (201) 556-1013

with a copy to:

Maizes & Maizes LLP
2027 Williamsbridge Road
Bronx, NY 10461-1630
Attention: Michael H. Maizes, Esq.
Telecopy: (718) 828-7644
Telephone: (718) 823-4000

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy, or on the date five (5) Business Days after dispatch by certified or registered mail, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 7.06 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 7.06.

          Section 7.07.     JURISDICTION; WAIVER OF JURY TRIAL

                    (a)           EACH OF BORROWER AND LENDER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE OR UNITED STATES FEDERAL COURT SITTING IN NEW YORK COUNTY OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTE OR ANY OTHER LOAN  DOCUMENT, AND EACH OF BORROWER AND LENDER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURT.  EACH OF BORROWER AND LENDER IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO SUCH PERSON AT ITS ADDRESS SPECIFIED IN SECTION 7.06.  EACH OF BORROWER AND LENDER AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  EACH OF BORROWER AND LENDER FURTHER WAIVES ANY OBJECTION TO VENUE IN SUCH STATE AND ANY OBJECTION TO AN ACTION OR PROCEEDING IN SUCH STATE ON THE BASIS OF FORUM NON CONVENIENS.  BORROWER FURTHER AGREES THAT ANY ACTION OR PROCEEDING BROUGHT AGAINST LENDER SHALL BE BROUGHT ONLY IN NEW YORK STATE OR UNITED STATES FEDERAL COURT SITTING IN NEW YORK COUNTY.

BORROWER AND LENDER MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS LOAN AGREEMENT OR ANY OTHER RELATED DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY.  THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR LENDER TO ACCEPT THIS LOAN AGREEMENT AND MAKE THE LOANS.

                    (b)           Nothing in this Section 7.07 shall affect the right of Borrower or Lender to serve legal process in any other manner permitted by law or affect the right of Lender to bring any action or proceeding against Borrower in the courts of any other jurisdictions.

          Section 7.08.     Table of Contents; Headings.  The table of contents and the headings and captions hereunder are for convenience only and shall not affect the interpretation or construction of this Agreement.

          Section 7.09.     Severability.  The provisions of this Agreement are intended to be severable.  If for any reason any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

          Section 7.10.     Confidentiality.  The terms of this Agreement and of the Related Documents shall be held confidential and shall not be disclosed publicly or privately, other than to legal and other advisors and representatives of the parties hereto, except as may be required in connection with obtaining the consents referred to herein or as may otherwise be required by law.  In the event disclosure is required by law in Borrower’s prospectus or other document required for filing with the Securities and Exchange Commission or otherwise in connection with Borrower’s IPO, Borrower shall provide written notice in advance of any such disclosure to Lender, and shall provide an advance copy of the proposed description of Lender and the transaction to Lender and its counsel for its prior review, consent and approval.

          Section 7.11.     Integration.  The Related Documents between Lender and Borrower set forth the entire agreement among the parties hereto relating to the transactions contemplated thereby and supersede any prior oral or written statements or agreements with respect to such transactions.

          Section 7.12.     GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.

          Section 7.13.     Counterparts.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing any such counterpart.

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[SIGNATURE PAGE TO LOAN AGREEMENT]

          IN WITNESS WHEREOF, each of the undersigned has caused this Loan Agreement to be executed by their respective duly authorized officer or member as of the date first above written.

NUVIM, INC.

By:	/s/ RICHARD KUNDRAT

Name:	Richard Kundrat
Title:	President

/s/ RICHARD CLARK

Richard Clark

Exhibits

Security Agreement	Exhibit A
Subordination Agreement	Exhibit B
Note	Exhibit C
Opinions of Borrower’s counsel	Exhibit D-1 and D-2
Services Agreement	Exhibit E